Exhibit 10.18

PENUMBRA, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan.

The purpose of this Penumbra, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees (as defined below) with an opportunity to acquire an equity interest in Penumbra, Inc. (the “Company”) by purchasing shares of the Company’s common stock (the “Stock”) in a convenient manner. This Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan is effective on the the effective date of the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public (the “Effective Date”).

Section 2. Administration of the Plan.

(a) Committee Composition. The Plan shall be administered by the Board of Directors (the “Board”) or by a committee of the Board designated to administer this Plan (the “Committee”). Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the “Committee” hereunder. To the extent permitted by law, the Committee may delegate responsibilities for day-to-day administration of the Plan to one or more officers of the Company.

(b) Committee Responsibilities.

(i) The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(ii) The Committee may determine the Participating Companies hereunder from time to time. A “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company. A “Subsidiary” means a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code.

Section 3. Enrollment and Participation.

(a) Offering Periods. An “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to this Section 3(a). Unless and until otherwise determined by the Committee, two Offering Periods shall commence in each calendar year on each May 20 and November 20, and each Offering Period shall consist of one Purchase Period; provided, however, that the first Offering Period under the Plan will commence on the Effective Date and will end on May 19, 2016, and the second Offering Period under the Plan will commence on May 20, 2016, and end on November 19, 2016. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.. The Committee may change the duration of Offering Periods if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided that no Offering Period may be longer than 27 months. An “Offering Date” means the first day of each Offering Period.

(b) Purchase Periods. A “Purchase Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to this Section 3(b). Unless and until otherwise determined by the Committee, the Purchase Periods shall consist of the six-month periods commencing on each May 20 and November 20 and ending on November 19 and May 19, respectively; provided, however, that the first Purchase Period under the Plan will commence on the Effective Date and will end on May 19, 2016, and the second Purchase Period under the Plan will commence on May 20, 2016, and end of November 19, 2016. The Committee may change the duration and timing of Purchase Periods at any time if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected; provided that no Purchase Period may be longer than 27 months. A “Purchase Date” means the last day of each Purchase Period (or, if such day is not a trading day, the trading day immediately preceding such day).

(c) Eligibility and Enrollment.

(i) An “Eligible Employee” means any employee of a Participating Company; provided that the Committee, in its discretion, from time to time (i) may determine that Eligible Employees who customarily work twenty (20) hours or less per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion) shall not be included in the Plan or an Offering Period and (ii) may exclude employees that fall into an excludable category as described in Section 423 of the Code and the regulations thereunder. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code.

(ii) Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a participant in the Plan for such Offering Period by, prior to the commencement of such Offering Period, following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. An Eligible Employee who so elects to participate in the Plan is referred to herein as a “Participant”. The Company shall establish an account on its books for each such Participant (a “Plan Account”).

(iii) Notwithstanding the foregoing, any individual who is an Eligible

Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period. Any such Eligible Employee will be entitled to continue to participate in the first Offering Period only if such individual submits a subscription form in the form prescribed by the Company (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Initial Enrollment Period”). An Eligible Employee’s failure to submit the subscription form during the Initial Enrollment Period will result in the automatic termination of such individual’s participation in the first Offering Period.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 5(a).

Section 4. Participant Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan; provided that for the first Offering Period, payroll deductions will commence on the first payday on or following the end of the Initial Enrollment Period.

(b) Amount of Payroll Deductions. As part of the enrollment procedures described in Section 3(c) above, an Eligible Employee shall designate the portion of his or her Compensation (as defined below) that he or she elects to have withheld on each payday during the applicable Purchase Period for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%. For purposes of this Plan, “Compensation” means all base straight-time gross earnings, exclusive of commissions, payments for incentive compensation, bonuses, overtime, shift premium and other similar compensation, unless otherwise determined by the Committee on a uniform and nondiscriminatory basis; provided that the Committee shall have the discretion to determine the application of this definition to Participants outside the United States.

(c) Changing Withholding Rate. Unless otherwise specified by the Company prior to any Purchase Period: (i) if a Participant wishes to increase or decrease the rate of payroll withholding to be effective for the next Purchase Period, he or she may do so, subject to the limits set forth in clause (b) above, by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time; and (ii) if a Participant wishes to decrease the rate of payroll withholding to be effective during an ongoing Purchase Period, he or she may do so one (1) time during a Purchase Period by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time; provided that such decreased withholding rate shall be subject to the limits set forth in clause (b) above unless otherwise determined by the Company.

Section 5. Withdrawal from the Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of the next Offering Period.

Section 6. Change in Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer of employment from one Participating Company to another Participating Company shall not be treated as a termination of employment.

(b) Leave of Absence. For purposes of the Plan, and to the extent consistent with Section 423 of the Code, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence approved by the Participating Company so long as the leave does not exceed three months or, if longer than three months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if, before the Participant’s death, it was filed with the Company in accordance with the Company’s procedures.

Section 7. Plan Accounts and Purchase of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The “Purchase Price” means the price at which Participants may purchase a share of Stock under the Plan, which unless otherwise determined by the Committee, shall be the lower of:

(i) 85% of the Fair Market Value of a share of Stock on the Purchase Date; or

(ii) 85% of the Fair Market Value of a share of Stock on the Offering Date (of, if the Offering Date, other than for the first Offering Period, is not a trading day, on the first trading day following the Offering Date);

provided that the “Fair Market Value” shall be equal to the closing price of the Stock on the stock exchange on the date in question or, if the foregoing provision is not applicable, then as determined by the Committee in good faith on such basis as it deems appropriate; provided further that for purposes of the first Offering Period, the “Fair Market Value” will be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

(c) Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Plan, unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). Subject to the limits set forth in Section 8 below, the amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds in the Participant’s Plan Account. The Committee may determine with respect to all Participants that any fractional share, as calculated under this subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Purchase Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Delivery of Shares. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for a Plan share account for each Participant to be established by the Company or by an outside entity selected by the Company which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares purchased hereunder to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any

Participant certificates evidencing shares issued in connection with any purchase under the Plan, and instead such shares shall be recorded in the books of the brokerage firm selected by the Company or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

(f) Unused Cash Balances. Following the end of any Purchase Period, any amount remaining in the Participant’s Plan Account shall, at the discretion of the Committee, either be refunded to the Participant in cash, without interest, or be retained in the Participant’s Plan Account for the next Purchase Period but only to the extent representing the unused Purchase Price for fractional shares.

(g) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

Section 8. Limitations on Stock Purchases Under the Plan.

(a) Share Limit. With respect to any Purchase Period, no Participant shall purchase more than 20001 This can be any number. shares of Stock (or such other number of shares of Stock as may be determined by the Committee prior to the start of any Purchase Period).

(b) Dollar Limit. No Participant shall be granted a purchase right under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans under Section 423 of the Code of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the purchase right is granted) for each calendar year in which such purchase right is outstanding at any time, as determined under Section 423 of the Code and the applicable rules and regulations thereunder. If a Participant is precluded by this subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Purchase Period ending in the next calendar year (if he or she then is an Eligible Employee).

(c) Limit on Five Percent Holders. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock and/or hold outstanding purchase rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, determined pursuant to Section 423 of the Code.

Section 9. Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be

[1]	This can be any number.

transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

Section 10. No Rights as an Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way any rights of the Participating Companies or of the Participant to terminate his or her employment at any time and for any reason, with or without cause.

Section 11. No Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date and issued to the Participant.

Section 12. Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

Section 13. Stock Offered under the Plan.

(a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan as of the Effective Date shall be 600,000 subject to adjustment pursuant to Section 13(b). The number of Shares available for issuance under the Plan will be increased on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 500,000 Shares, (ii) 1% of the outstanding Shares on the last day of the immediately preceding fiscal year or (iii) such number of Shares determined by the Board.

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the share limitation described in Section 8(a) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations.

(i) “Corporate Reorganization” means:

(A) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(B) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(ii) Any other provision of the Plan notwithstanding, prior to the effective time of a Corporate Reorganization, any Offering Period and Purchase Period then in progress shall terminate and shares shall be purchased pursuant to Section 7 on a date prior to such effective time as determined by the Committee in its sole discretion, unless the Plan is continued by the Company or assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 14. Amendment or Discontinuance.

The Board or the Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company, and no amendment shall be made which shall allow a Purchase Price for offerings under the Plan to be less than the lower of (i) 85% of the Fair Market Value on the Offering Date or (ii) 85% of the Fair Market Value on the Purchase Date. The Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. Subsidiaries with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. All such sub-plans shall be subject to the limitations on the amount of Stock that may be issued under the Plan and, except to the extent otherwise provided in such sub-plans, shall be subject to all of the provisions set forth herein but shall be considered separate offerings under the Plan.